Exhibit 99.5

Preface/Basis of Presentation

The following management’s discussion and analysis (“MD&A”) provides information concerning the consolidated financial condition of Damon Motors Inc. and its subsidiary (the “Company” or “Damon”) as at September 30, 2024 and June 30, 2024 and the results of operations for each of the three months ended September 30, 2024 and 2023. This MD&A should be read in conjunction with the condensed interim unaudited consolidated financial statements of Damon and the related notes for the three months ended September 30, 2024 and 2023.

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for financial information which are the accounting principles that are generally accepted in the United States of America and in accordance with the instructions for Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed interim consolidated financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations, and cash flows of the Company for the interim periods presented. The results for the period ended September 30, 2024, are not necessarily indicative of the results of operations for the full year. These financial statements and related notes should be read in conjunction with the consolidated financial statements and notes thereto included in our audited consolidated financial statements for the fiscal years ended June 30, 2024 and 2023.

All amounts presented are in United States dollars unless otherwise indicated. Damon has one reportable operating segment, the manufacturing and sales of electric vehicles in Canada and in the United States.

Certain figures, such as interest rates and other percentages included in this MD&A, have been rounded for ease of presentation. Percentage figures included in this MD&A have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this MD&A may vary slightly from those obtained by performing the same calculations using the figures in Damon’s consolidated financial statements or in the associated text. Certain other amounts that appear in this MD&A may similarly not sum due to rounding.

All references to “Fiscal 2025 are to Damon’s fiscal year ending June 30, 2025, “Fiscal 2024” are to Damon’s fiscal year ended June 30, 2024. “Q1 2025” refers to three months period ended September 30, 2024 and “Q1 2024” refers to three months period ended September 30, 2023.

Overview of business and recent events

Overview of business

Damon Motors is a motorcycle manufacturing company aiming to building a smart and technologically advanced motorcycle with zero emissions while still maintain performance and safety while also incorporating connectivity and artificial intelligence.

Founded in 2017, Damon started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon expanded its operations and expertise with an R&D facility in San Rafael, California to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon electric motorcycles are in prototype phase of product validation. The Company does not expect any material changes to its business will occur during the current financial period.

Proposed Business Combination with Damon

On October 23, 2023, Grafiti Holding Inc., Damon Motors Inc., Inpixon, which changed its name to XTI Aerospace, Inc. (“XTI”) on March 12, 2024, and 14444842 B.C. Ltd. (“Amalco Sub”), a subsidiary of the Company, entered into a business combination agreement (the “BCA”), as amended by an amending agreement dated June 18, 2024 (the “Business Combination Amending Agreement” and together with the BCA, the “Business Combination Agreement”), whereby pursuant to the Plan of Arrangement (as defined below) under the laws of British Columbia, securityholders of Damon Motors Inc. will exchange their securities of Damon Motors Inc. for securities of the Company, following which Damon Motors Inc. and Amalco Sub will amalgamate to continue as a wholly owned subsidiary of the Company. In connection with the Business Combination (as defined below), the Company will be renamed “Damon Inc.”.

The Plan of Arrangement is made pursuant to, and forms part of, the Business Combination Agreement and constitutes an arrangement as referred to in Part 9, Division 5 of the Business Corporations Act of British Columbia (“BCBCA”). If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

The Plan of Arrangement and the Arrangement will become effective as at the Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Affected Securityholders, Spinco, Amalco Sub, the Company, Amalco and the Exchange Agent from and after the Effective Time.

Commencing at the Effective Time, the following transactions will occur and will be deemed to occur in the order and at the times set out below without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a)	Initially:

(i)	each Company Share held by a Dissenting Shareholder will be deemed to be transferred and assigned by such Dissenting Shareholder to the Company free and clear of all Liens, in accordance with, and for the consideration contemplated in, Article 4;

(ii)	each Dissenting Shareholder will cease to have any rights as a registered holder of Company Shares other than the right to receive: (A) the consideration contemplated by Article 4, and (B) any dividends and other distributions payable in respect of the Company Shares held by such Dissenting Shareholder as of the Effective Time, to the extent applicable, in each case less any amounts required to be withheld in accordance with Section 6.2, as applicable;

(iii)	each Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each Company Share held by such Dissenting Shareholder; and

(iv)	the name of each Dissenting Shareholder will be removed as the registered holder of Company Shares from the applicable central securities register of the Company maintained by or on behalf of the Company, and at such time, such Dissenting Shareholder will have the rights.

(b)	One minute following the steps in Section (a):

(i)	without any action on the part of any Person, each Company Note issued and outstanding immediately prior to the Effective Time will be automatically converted into such number of Company Common Shares as is equal to the principal and accrued interest under each Company Note as of September 30, 2024 divided by the quotient equal to the Valuation Cap (as such term is defined in the Company Note) divided by the Diluted Capitalization (as such term is defined in the Company Note), where “Diluted Capitalization” is calculated taking into account the Company Common Shares issuable on exchange of Company Preferred Shares pursuant to Section (b)(ii);

(ii)	without any action on the part of any Person, the Company Preferred Shares issued and outstanding immediately prior to the Effective Time (other than Company Preferred Shares held by a Dissenting Shareholder) will be automatically exchanged for such number of Company Common Shares as set out in Schedule “A” attached hereto; and

(iii)	the capital of the Company Common Shares will be increased by an amount equal to the sum of: (A) the aggregate principal amount of the Company Notes, together with accrued and unpaid interest thereon, immediately prior to the Effective Time and (B) the aggregate paid-up capital (as such term is defined in the Tax Act) of the Company Preferred Shares immediately prior to the conversion (which, for greater certainty, does not include any paid-up capital attributable to the Company Preferred Shares held by Dissenting Shareholders).

(c)	one minute following the completion of the steps in Section (b), Amalco Sub shall amalgamate with the Company and continue as one company (“Amalco”), under section 276 of the BCBCA (the “Amalgamation”), except that the legal existence of the Company shall not cease and the Company shall survive the Amalgamation as Amalco notwithstanding the certificate of amalgamation and the assignment of a new incorporation number to Amalco, which Amalgamation shall be consummated by filing an Amalgamation Application to amalgamate the Company and Amalco Sub resulting in the issuance of the Certificate of Amalgamation. For greater certainty, the parties intend that the Amalgamation qualify as (i) an “amalgamation” for purposes of subsection 87(1) of the Tax Act, and (ii) a “reorganization” within the meaning of Section 368(a) of the Code. As a result of the Amalgamation:

(i)	without limiting the generality of the foregoing, the Company shall survive the Amalgamation as Amalco;

(ii)	the separate legal existence of Amalco Sub shall cease without Amalco Sub being liquidated or wound up, and the property, rights, interests and obligations of Amalco Sub shall become the property, rights, interests and obligations of Amalco;

(iii)	upon the Amalgamation, without any action on the part of any Person, all Company Common Shares issued and outstanding immediately prior to the Effective Time, inclusive of all Company Common Shares issued pursuant to Sections (b)(i) and (b)(ii) (other than Company Shares held by a Dissenting Shareholder), will be transferred and assigned to Spinco free and clear of all Liens in consideration for a number of Spinco Common Shares determined by multiplying such number of Company Common Shares by the Exchange Ratio;

(iv)	upon the Amalgamation, without any action on the part of any Person, all Company Multiple Voting Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares held by a Dissenting Shareholder), will be transferred and assigned to Spinco free and clear of all Liens in consideration for a number of Spinco Multiple Voting Shares determined by multiplying such number of Company Multiple Voting Shares by the Exchange Ratio;

(v)	upon the Amalgamation, the name of each Company Shareholder will be removed as the registered holder of Company Shares from the applicable central securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Spinco Common Shares or Spinco Multiple Voting Shares, as applicable, on the applicable central securities registers of Spinco maintained by or on behalf of Spinco;

(vi)	Spinco will be recorded as the registered holder of the Company Shares so transferred and acquired in accordance with this Section (c) and will be deemed to be the legal and beneficial owner thereof free and clear of all Liens;

(vii)	upon the Amalgamation, without any action on the part of any Person, Amalco shall issue to Spinco one Amalco Common Share for each Spinco Common Share issued in Section (c)(iii) and one Amalco Common Share for each Spinco Multiple Voting Share issued in Section (c)(iv) above and Spinco will be added to the central securities register of holders of Amalco Common Shares and the Company Shares so exchanged will be cancelled without any repayment of capital;

(viii)	upon the Amalgamation, each Amalco Sub Share issued and outstanding will be exchanged for one Amalco Common Share, the holder such Amalco Common Shares will be added to the register of holders of Amalco Common Shares and the Amalco Sub Shares so exchanged will be cancelled without any repayment of capital;

(ix)	the name of Amalco will be Damon Motors Inc., as to be set out in the notice of articles of Amalco;

(x)	the registered office of Amalco will be the same as the registered office as the Company, as to be set out in the notice of articles of Amalco;

(xi)	the first directors of Amalco will be the directors of the Company immediately prior to the Amalgamation Effective Time, as to be set out in the notice of articles of Amalco;

(xii)	the first officers of Amalco will be the officers of he Company immediately prior to the Amalgamation Effective Time, as to be set out in the notice of articles of Amalco;

(xiii)	the notice of articles and the articles of Amalco will be in the form of the notice of articles and the articles of the Company, immediately prior to the Amalgamation Effective Time, as amended;

(xiv)	upon the Amalgamation, the capital of the Amalco Common Shares will be the sum of: (A) the aggregate paid-up capital (as such term is defined in the Tax Act) of the Company Shares immediately prior to the Amalgamation (which in each case, for greater certainty, does not include any paid-up capital attributable to the Company Shares of Dissenting Shareholders); and (B) the aggregate paid-up capital (as such term is defined in the Tax Act) of the Amalco Sub Shares immediately prior to the Amalgamation;

(xv)	upon the Amalgamation, the capital of the Spinco Common Shares will be increased by an amount equal to the aggregate paid-up capital (as such term is defined in the Tax Act) of the Company Common Shares immediately prior to the Amalgamation (which, for greater certainty, does not include any paid-up capital attributable to the Company Common Shares held by Company Dissenting Shareholders).

(xvi)	upon the Amalgamation, the capital of the Spinco Multiple Voting Shares will be increased by an amount equal to the aggregate paid-up capital (as such term is defined in the Tax Act) of the Company Multiple Voting Shares immediately prior to the Amalgamation (which, for greater certainty, does not include any paid-up capital attributable to the Company Multiple Voting Shares held by Company Dissenting Shareholders);

(xvii)	upon the Amalgamation, Amalco will own and hold all property of the Company and Amalco Sub, and, without limiting the provisions hereof, and all obligations of the Company and Amalco Sub, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(xviii)	Amalco will continue to be liable for the obligations of the Company and Amalco Sub;

(xix)	other than the Company Options and Company Warrants, all property, rights and interests of the Company and Amalco Sub will continue as property, rights and interests of Amalco and, for greater certainty, the Amalgamation will not constitute a transfer or assignment of the rights or obligations of the Company and Amalco Sub under any such property, rights and interests;

(xx)	any existing cause of action, claim or liability to prosecution will be unaffected;

(xxi)	a civil, criminal or administrative action or proceeding pending by or against the Company or Amalco Sub may be continued by or against Amalco;

(xxii)	a conviction against, or ruling, order or judgment in favour of or against, the Company or Amalco Sub may be enforced by or against Amalco;

(xxiii)	upon the Amalgamation, each Company Option issued and outstanding immediately prior to the Effective Time will be exchanged for a Spinco option issued under the Incentive Plan (each, a “Converted Option”) to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option, including the terms and conditions of the incentive plan under which Company Options were issued a number of Spinco Common Shares (rounded down to the nearest whole share): (i) equal to the product of (A) the number of Company Common Shares underlying such Company Option, multiplied by (B) the Exchange Ratio, and (ii) at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio, in each case, in a manner intended to comply with the requirements of Section 409A of the Code and on a fully tax-deferred rollover basis pursuant to subsection 7(1.4) of the Tax Act;

(xxiv)	upon the Amalgamation, each Company Optionholder will cease to have any rights as a holder of Company Options other than the right to receive the consideration contemplated by Section (c)(xxiii);

(xxv)	upon the Amalgamation, the name of each Company Optionholder will be removed as the registered holder of Company Options from the applicable register of the Company maintained by or on behalf of the Company and added as a registered holder of options under the Incentive Plan on the applicable register of Spinco maintained by or on behalf of Spinco (subject to the condition set out in Section 3.1(c)(xxiii);

(xxvi)	upon the Amalgamation, Spinco shall deliver to the holders of Converted Options appropriate notices (the form and substance of which notices shall be subject to review and approval of the Company) setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section (c);

(xxvii)	upon the Amalgamation, each Company Warrant issued and outstanding immediately prior to the Effective Time will be exchanged for a common share purchase warrant of Spinco (each, a “Converted Warrant”) to acquire, subject to substantially the same terms and conditions as were applicable under such Company Warrant, a number of Spinco Common Shares (rounded down to the nearest whole share): (i) equal to the product of (A) the number of Company Common Shares underlying such Company Warrant, multiplied by (B) the Warrant Ratio, and (ii) at an exercise price per Spinco Common Share (rounded up to the nearest whole cent) equal to (A) U.S.$2.7364 divided by (B) the Warrant Ratio, which Converted Warrants shall contain no comparable option of the holders thereof to force any repurchase of the Converted Warrants as set out in Section (d) of the Company Warrants;

(xxviii)	upon the Amalgamation, each holder of Company Warrants will cease to have any rights as a holder of Company Warrants other than the right to receive the consideration contemplated by (c)(xxvii);

(xxix)	upon the Amalgamation, the name of each holder of Company Warrants will be removed as the registered holder of Company Warrants from the applicable register of the Company maintained by or on behalf of the Company and added as a registered holder of warrants on the applicable register of Spinco maintained by or on behalf of Spinco (subject to the condition set out in Section 3.1(c)(xxvii)); and

(xxx)	upon the Amalgamation, Spinco shall deliver to the holders of Converted Warrants appropriate notices (the form and substance of which notices shall be subject to review and approval of the Company) setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Warrants shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section (c).

(d)	The certificates, DRS Advices or book entries representing the Converted Options and Spinco Common Shares issued upon exercise thereof will be subject to a legend that provides that:

(i)	Subject to the prior approval of Spinco, forty percent (40%) of such securities shall not be Transferred prior to the ninetieth (90th) day following the Effective Date; and

(ii)	Subject to the prior approval of Spinco, an additional forty percent (40%) of such securities shall not be Transferred prior to the one-hundred and eightieth (180th) day following the Effective Date; and For certainty, twenty percent (20%) of the Converted Options and Spinco Common Shares issued upon exercise thereof shall not be required to bear any legend. In addition, notwithstanding the foregoing, the foregoing legends shall cease of be of any force or effect at and following the date on which the Nasdaq official closing price of the Spinco Common Shares as recorded on the Nasdaq’s official website exceeds 150% of the initial listing price per share of the Spinco Common Shares on the Nasdaq for a total of twenty (20) consecutive Nasdaq trading days.

(e)	The transactions provided for in this Section will be deemed to occur on the Effective Date notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

The Business Combination is subject to material conditions, including:

(i)	satisfaction of the initial listing criteria of the Nasdaq and Nasdaq approval of the listing of the Grafiti Holding common shares after giving effect to the Business Combination, which may require additional financing;

(ii)	approval of the issuance of Grafiti Holding common shares to Damon securities holders pursuant to the Business Combination Agreement by a British Columbia court (the “Court”) after a hearing upon the fairness of the terms and conditions of the Business Combination Agreement as required by the exemption from registration provided by Section 3(a)(10) under the Securities Act;

(iii)	a vote in favor of a resolution approving the Business Combination by (a) two-thirds of the votes cast on such resolution by the Damon shareholders present in person or represented by proxy at the applicable Damon shareholders meeting; (b) two-thirds of the votes cast on such resolution by the holders of Damon Class B Preferred Shares and Class A Series 2 Company Preferred Shares, voting together as a single class on an as converted basis; (c) two-thirds of the votes cast on such resolution by the holders of Damon warrants; (d) two-thirds of the votes cast on such resolution by the holders of Damon options; (e) three-quarters of the underlying value of the votes cast on such resolution by the holders of Damon convertible notes and a majority of the holders of such Damon convertible notes; and (f) any approval requirements as may be imposed by the Court;

(iv)	an outstanding requirement that Damon obtain support agreements from Damon securities holders holding each threshold of Damon securities as described in (iii) above;

(v)	an outstanding requirement that Damon obtain lock-up agreements from holders of the foregoing Damon securities holding at least 95% of the Damon fully diluted shares, excluding holders of certain Damon convertible notes in any financing from June 16, 2023; and

(vi)	a requirement that Damon maintain a bank account balance of at least $3,000,000 for the sole purpose of satisfying potential obligations that Damon may have to pay Inpixon a termination fee or reimburse Inpixon for certain transaction fees and expenses pursuant to the Business Combination Agreement if such agreement is terminated under certain circumstances, until the earliest to occur of (a) Damon’s satisfaction of such payment obligations in full, (b) the termination of the Business Combination Agreement under circumstances which do not require Damon to satisfy any such payment obligations and (c) the effective time of the Business Combination.

If the Business Combination is completed, both Grafiti UK and the Damon Surviving Corporation will be wholly-owned subsidiaries of Grafiti Holding, which will adopt a new name as determined by Damon. We cannot assure you that the conditions to consummating the Business Combination will be satisfied.

Pursuant to the Business Combination Agreement, the parties will take all necessary action so that at the closing, the board of directors of the combined company will consist of such directors as Damon may determine, subject to the independent requirements under the Nasdaq rules, and provided that at least one director will be nominated by Grafiti Holding.

Upon the consummation of the Business Combination, holders of Grafiti Holding common shares, including the participating securityholders and management that hold Grafiti Holding common shares immediately prior to the closing, are anticipated to retain approximately 18.75% of the outstanding capital stock of the combined company determined on a fully diluted basis, which includes up to 5% in equity incentives which may be issued to persons who are members of Grafiti Holding’s management team prior to consummation of the XTI Merger pursuant to the XTI Merger Agreement.

Except as expressly contemplated by the Business Combination Agreement or any ancillary documents, without the consent of the other party, Damon will, during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the Closing and the termination of the Business Combination Agreement (the “Interim Period”), conduct its business in the ordinary course of business, comply with all applicable laws, and take all commercially reasonable measures necessary or appropriate to preserve intact its business organization, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its assets; and Grafiti will, during the Interim Period, comply with all applicable laws.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing, including that each party may terminate the Business Combination Agreement if the closing does not occur on or prior to the outside date, which was extended from March 31, 2024 to April 30, 2024 and was further extended to October 31, 2024 plus 30 day tolling period and may be further extended by written agreement of the parties, unless such failure is due to a breach of representations or warranties, or failure to fulfill covenants under the Business Combination Agreement by such party.

Certain additional agreements were entered into in connection with the transactions contemplated by the Business Combination Agreement, including, among others, the lock-up agreement by and between Grafiti Holding, Damon and Damon securityholders (both insiders and non-insiders), and certain securityholder support agreement by and among the Parent, Grafiti Holding, Damon and certain Damon securityholders. These agreements were filed as Exhibits 10.5, 10.6 and 10.4, respectively, to the Current Report on Form 8-K filed by the Parent with the SEC on October 23, 2023 and incorporated herein by reference.

Amendment agreement with Joseph Gunnar

On August 28, 2024 the Company entered into an amendment to the letter of agreement amending certain terms in the original engagement agreement (“Agreement”) dated September 25, 2023. In the amended agreement, in lieu of the compensation described in Section 3 of the Agreement, Peikin, as assignee of Joseph Gunnar, shall receive from the Company a one-time fee of $1,000,000 in cash due and payable on the thirteen (13) month anniversary of the closing (the “Closing”) of the reverse merger; and the Company shall also issue to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in securities (i.e., common stock of the post-merger Damon public company), with each issuance further made pursuant to a resale registration statement to be filed within (10) days of each payment date based on the payment schedule below:

(a)	$600,000 on the 90-day anniversary of the Closing;

(b)	$400,000 on the 180-day anniversary of the Closing; and

(c)	$300,000 on the 270-day anniversary of the Closing.

The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of the Company to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three (3) issuances shall be calculated based on the Nasdaq Market Price, which is the lower of the consolidated closing bid price for the Business Day immediately preceding each date that any one (1) of the three (3) issuances are due and payable OR the average of the consolidated closing bid price of the post-merger Damon public company’s common stock for the five (5) trading days immediately preceding each date that any one (1) of the three (3) issuances are due and payable. Joseph Gunnar and Peikin, each respectively, and collectively, reserve all rights with respect to compensation described in Section 3 of the Agreement if any one or more of such issuances/remittances are not timely made.

Financing

From July 1, 2024 to September 30, 2024, the Company raised the following funds to finance the Company’s operation :

●	issuance of $555,000 convertible promissory notes and 202,820 common share purchase warrants to arms-length parties.

●	issuance of additional $596,000 senior secured promissory note bringing the total aggregate principal amount owing of $1,146,000.

●	issuance of two tranches of promissory note to arms-length parties with principal amount of $729,299 (CAD$1,000,000) secured against future Canadian Scientific Research & Development (“SR&ED”) tax credit refund.

From October 1, 2024 to reporting date, the Company continue to raise funds to finance the Company’s operation as follows :

●	on October 8, 2024, the Company issued $500,000 convertible promissory notes and 182,721 common share purchase warrants to arms-length parties.

●	on October 9, 2024, the Company issued promissory note to arms-length parties and received proceeds of $200,000, which is net of set-up fee of $12,500. The note accrues interest at a rate of 12% per annum.

●	on October 18, 2024, the Company issued $50,000 convertible promissory notes and 18,272 common share purchase warrants to arms-length parties.

For details of the financing above, see MD&A section entitled “Liquidity and Capital Resources”.

Amendments to convertible promissory notes

On September 11, 2024, the Company and the convertible promissory notes holders entered into a Letter of Agreement amending the maturity of the convertible promissory notes, from September 30, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

SR&ED tax credit refund

On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

Conversion of Simple Agreements for Future Equity (SAFEs)

On July 1, 2024, the SAFEs issued and outstanding (see Note 11 of the Company’s June 30, 2024 Financial Statement) matured and were converted to 1,437,002 Damon common shares the per the terms of the agreement.

Amendment to the Surrender of Lease Agreement

On October 1, 2024, the Company and the Lessor signed an amendment to the Surrender of Lease Agreement whereby the Lessor hereby agrees to a waiver of breach by the Company of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant. In addition, the subsections (e), (f) and (g) of Section 3.1 of the Surrender of Lease Agreement are deleted in their entirety and replaced, whereby the Company agrees to pay the Lessor :

(e)	the amount in Canadian dollars $108,333.33 on or before the date that is thirty (30) days following the completion of the Business Combination;

(f)	the amount in Canadian dollars of $108,333.33 on or before the date that is sixty (60) days following the completion of the Business Combination;

(g)	the amount in Canadian dollars of $108,333.33 on or before the date that is ninety (90) days following the completion of the Business Combination.

Amendments to Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”) promissory notes

On November 11, 2024, the Company signed another amendment to the promissory note agreement with WSGR to modify the due date of October 31, 2024 to December 15, 2024.

Critical Accounting Estimates

The condensed interim unaudited consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

We believe that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require our most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. There have been no changes to estimates during the periods presented in the filing. Historically changes in management estimates have not been material.

There have been no significant changes to our critical accounting estimates from the information provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Company’s annual financial statements for the years ended June 30, 2024 and 2023.

Financial Highlights

Financial Performance

Damon is still in pre-revenue stage that will still require capital funding in the development and commercialization of electric motorcycles.

For the three months ended September 30, 2024, Damon recorded a net loss of $7.4 mil compared to $5.4 mil for the three months ended September 30, 2023 mainly due to increase in the fair value of financial liabilities of $3.8 mil, higher finance expenses of $0.1 mil as Damon continued to issue financial instruments to finance its operation, partially off-set by recognition of FY2024 Canadian Scientific Research & Development tax credit (“SR&ED”) of $1.0 mil and decrease in operating expenses by $0.9 mil as the Company manages its cashflow and re-direct spending on key operational items.

Financial Position and Financing

During the period ended September 30, 2024, cash decreased from $0.4 mil as of June 30, 2024 to $0.1 mil as of September 30, 2024 as cash flow from financing activities $1.9 mil were insufficient to fund operating activities of $2.2 mil, eroding the opening cash balances.

Results of Operations

Comparison of Quarterly Results

Damon’s results of operations for the periods ended September 30, 2024 and 2023 are presented below:

	3 months ended September 30,		Variation	% Change
	2024	2023	2024-2023	2024-2023
	$	$	$	%
Expenses
Research and development, net of tax credits	57,221	1,937,227	(1,880,006)	(97)%
General and administrative	790,027	1,092,282	(302,255)	(28)%
Sales and marketing	174,166	376,312	(202,146)	(54)%
Depreciation	67,248	80,138	(12,890)	(16)%
Transaction costs	748,541	458,232	290,309	63%
Foreign exchange (gain) loss	62,738	(159,457)	222,195	(139)%
	1,899,941	3,784,734	(1,884,793)	(50)%
Other loss (income)
Changes in fair value of financial liabilities	4,657,388	827,304	3,830,084	463%
Finance expense	854,846	765,153	89,693	12%
	5,512,234	1,592,457	3,919,777	246%

Net loss	7,412,175	5,377,191	2,034,984	38%

Loss per share:
Basic and diluted - common shares	(0.54)	(0.45)	0.09	19%

Weighted average number of shares outstanding:
Basic and diluted - common shares	13,745,886	11,851,349	1,894,537	16%

Research and Development, net of tax credits

	3 months ended September 30,
	2024	2023
	$	$
Salaries and wages	863,507	1,381,195
Lab supplies and materials	30,535	148,645
Stock-based compensation	11,792	123,977
Rent and insurance	147,355	245,668
General expenses and others	8,054	37,742
Canadian Scientific Research & Development tax credits (1)	(1,004,022)	-
	57,221	1,937,227

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits for FY2024 was received in full on October 16, 2024 and accounted as a reduction to the research and development costs above

For the three months ended September 30, 2024, the research and development, net amounted to $0.1 mil compared to $1.9 mil for the three months ended September 30, 2023 primarily due to recognition of FY2024 Canadian Scientific Research & Development tax credit (“SR&ED “) receivable of $1.0 mil in three months ended September 30, 2024 compared to $nil in the three months ended September 30, 2023 and reduced research and development activities as the Company managed its cashflow and spend on key operational items as analyzed below.

For the three months ended September 30, 2024, salaries and wages decreased from $1.4 mil for the three months ended September 30, 2023, to $0.9 mil mainly due to decrease in headcount, from 39 as of June 30, 2023, to 18 by June 30, 2024 and further reduced to 17 by September 30, 2024. Similarly, the lab supplies and materials decreased from $0.1 mil for the three months ended September 30, 2023 to just $0.03 mil for the three months ended September 30, 2024 as development activities in 2025 were reduced significantly as the development of motorcycle models were mostly completed largely in 2023 and tight cashflow. Stock-based compensation decreased from $0.1 mil for the three months ended September 30, 2023, to $0.01 mil in line with decrease in headcount, expiry of unexercised stock options and cancelation of unvested stock options for terminated employees. The decrease in rent and insurance from $0.2 mil for the three months ended September 30, 2023 to $0.1 mil for the three months ended September 30, 2024 is mainly due to surrender of 708 Powell lease effective April 26, 2024. Overall decrease in general expenses and others were in line with the Company managing costs.

General and Administrative

	3 months ended September 30,
	2024	2023
	$	$
Salaries and wages	289,419	401,477
Contractors and consultants	190,947	260,948
Professional fees	103,806	154,521
Stock-based compensation	1,285	69,121
Rent and insurance	73,832	120,504
Subscriptions and dues	53,734	77,607
General expenses and others	77,004	65,857
Rental income	-	(57,753)
	790,027	1,092,282

General and administrative decreased to $0.8mil for the three months ended September 30, 2024 compared to $1.1 mil for the three months ended September 30, 2023, mainly due to management controlling its operating cost due to challenges with fund raising.

Salaries and wages for the three months ended September 30, 2024, of $0.3 mil is lower compared to $0.4 mil for the three months ended September 30, 2023, principally due to decrease in headcount from 10 as of June 30, 2023, to 5 as of June 30, 2024 and further reduced to 4 as of September 30, 2024. Contractors and consultants fees paid to external parties decreased from $0.3 mil for the three months ended September 30, 2023 to $0.2 mil for the three months ended September 30, 2024 as the Company further reduce engagement of contractors and consultants due to tight cashflow. Professional fees decreased from $0.2 mil for the three months ended September 30, 2023, to $0.1 mil for the three months ended September 30, 2024, due to decrease in professional fees related to financing and decrease in intellectual property filing and patent registration. The decrease in professional fees related to financing is due to the Company raising funds in Q1 2025 mainly through non-brokered financing compared to largely brokered financing in Q1 2024. Stock-based compensation decreased from $0.1 mil for the three months ended September 30, 2023, compared to almost nil for the three months ended September 30, 2024 in line with decrease in headcount and expiry of unexercised stock options and cancelation of unvested stock options for terminated employees.

Sales and Marketing

	3 months ended September 30,
	2024	2023
	$	$
Marketing and promotion	41,330	224,924
Salaries and wages	108,567	102,469
Stock-based compensation	3,218	11,061
General expenses and others	21,051	37,858
	174,166	376,312

For the three months ended September 30, 2024, sales and marketing decreased from $0.4 mil for the three months ended September 30, 2023, to $0.2 mil. The decrease was primarily due to Damon reducing the marketing team activity due to a delay in production and the Company continues to manage its cash flows.

Marketing and promotion expenses reduced from $0.2 mil for the three months ended September 30, 2023 compared to $0.04 mil for the three months ended September 30, 2024 as the Company limited the spend on promotion activities, sponsorship, advertisement, public relation consultancy costs due to the limited cashflow.

Depreciation

For the three months ended September 30, 2024, depreciation remained flat compared to the three months ended September 30, 2023 as there was no asset addition for the three months ended September 30, 2024 and some assets were fully depreciated.

Transaction costs

For the three months ended September 30, 2024, transaction costs increased from $0.5 mil for the three months ended September 30, 2023, to $0.7 mil due to higher legal, professional and consulting fees related to business combination closing with XTI Aerospace and public listing.

Changes in Fair Value of Financial Liabilities

Changes in the fair value of financial liabilities includes the following amounts for the three months ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Changes in Fair Value of:
SAFEs	-	(144,083)
Convertible notes	4,657,388	1,250,971
Warrants	-	(279,584)
	4,657,388	827,304

Changes in the fair value of $4.7 mil for the three months ended September 30, 2024, compared to $0.9 mil for the three months ended September 30, 2023, related to changes in fair value of SAFEs, convertible promissory notes and common share purchase warrants issued. No changes in fair value for SAFEs and warrants for three months ended September 30, 2024 due to conversion of SAFEs to common shares on maturity during the period and absent of liability-classified warrants as of September 30, 2024 as all warrants are equity-classified.

The increase in fair value for the three months ended September 30, 2024 attributed mainly to more financial instruments issued to finance the Company’s operation and the increase in the market price of Damon equity as compared to the previous valuations.

Finance Expense

Finance expense includes the following amount for the three months ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Financing fees and other	43,085	315,962
Interest on debt	70,526	69,546
Interest on convertible notes	738,995	377,153
Interest on finance lease	2,240	2,492
	854,846	765,153

Finance expense increased marginally from $0.8 mil for the three months ended September 30, 2023, to $0.9 mil for the three months ended September 30, 2024 primarily due to Damon relying more on debt to finance its operations. For the three months ended September 30, 2024, interest expense on convertible notes increased from $0.4 mil for the three months ended September 30, 2023 compared to $0.7 mil for the three months ended September 30, 2024 as more convertible promissory notes continued to be issued in Fiscal 2024 and Q1 2025 to finance Damon’s operation. The increase in partially off-set by decrease financing fees which decreased from $0.4 mil for the three months ended September 30, 2023 to $0.04 mil for the three months ended September 30, 2024 as the convertible notes issued in Q1 2025 are mainly non-brokered.

Net Loss

For the period ended September 30, 2024, the net loss increased from $5.4 mil for the period ended June 30, 2023 to $7.4 mil. The increase in net loss was largely due to increase in the fair value of financial liabilities of $3.8 mil, higher finance expenses of $0.1 mil as Damon continued to issue financial instruments to finance its operation, partially off-set by recognition of FY2024 Canadian Scientific Research & Development tax credit (“SR&ED”) of $1.0 mil and decrease in operating expenses by $0.9 mil as the Company manages its cashflow and re-direct spending on key operational items.

Non-GAAP Financial Measures

Adjusted EBITDA(a) of negative $1.8 mil for the period ended September 30, 2024, as compared to negative $3.7 mil for the period ended September 30, 2023, is mainly due to management controlling its operating cost due to challenges with fund raising explained above.

(a)	“Adjusted EBITDA” is defined as net earnings (loss) before finance expenses income tax expense or benefit, and depreciation and amortization, adjusted for stock-based compensation, changes in fair value of financial liabilities and foreign exchange (gain). Damon’s computation of Adjusted EBITDA may not be comparable to other similarly entitled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion. Damon believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results, which may present similar non-GAAP financial measures to investors. In addition, Damon’s presentation of these measures should not be construed as an inference that Damon’s future results will be unaffected by unusual or non-recurring items. The reconciliation of net earnings (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA is below.

Reconciliation of EBITDA and Adjusted EBITDA

The following table reconciles the net loss to Adjusted EBITDA for the periods ended September 30, 2024 and 2023:

	3 months ended September 30,
	2024	2023
	$	$
Net loss	7,412,175	5,377,191
Depreciation and amortization	(67,248)	(80,138)
Finance expense	(854,846)	(765,153)
Stock-based compensation	(16,295)	(204,159)
Foreign exchange (gain) loss	(62,738)	159,457
Changes in fair value of financial liabilities (1)	(4,657,388)	(827,304)
Adjusted EBITDA	1,753,660	3,659,894

(1)	Represents non-cash change in the fair value of financial liabilities as described in note 9, note 10 and note 11 to the condensed interim unaudited consolidated financial statements for periods ended September 30, 2024 and 2023.

Financial Position

The following table sets out selected information related to the financial position of Damon as of September 30, 2024 and June 30, 2024 as well as explanations for variations:

	September 30, 2024	June 30, 2023	Variation	Explanation of Variation
	$	$	$
Cash	113,549	395,580	(282,031)	Decrease in cash is mainly due to funds raised from financing activities during the period is insufficient to cover the cash used in operation, reducing the opening cash balances - See MD&A section entitled “Cash Flows” and “Liquidity and Capital Resources”
Funding receivable	1,004,022	-	1,004,022	Mainly due to recognition of FY2024 SR&ED tax credit as the Company received Notice of Assessment in October 2024
Other current assets	115,806	90,921	24,885	Variance not material
Current assets	1,233,377	486,501	746,876	Increase in current asset is mainly due to recognition of FY2024 SR&ED as explained above, marginally off-set by decrease in cash as additional fund raised from financing activities during the period were all fully used in operation
Premises lease deposits	127,309	126,431	878	Movement not material
Property and equipment, net	941,807	1,138,420	(196,613)	Mainly due to depreciation and amortization fixed asset and right-of-use assets and impairment of operating right-of-use asset
Non-current assets	1,069,116	1,264,851	(195,735)	Mainly due to factors explained above
TOTAL ASSETS	2,302,493	1,751,352	551,141	Mainly due to factors explained above

Accounts payable and accrued liabilities	6,657,291	5,924,121	733,170	Mainly due to the Company delaying payment to tight cashflow
Customer deposits	476,404	482,575	(6,171)	Movement not material
Current portion of operating lease liabilities	363,640	443,519	(79,879)	Mainly due to on-going lease payments
Current portion of finance lease liabilities	7,329	7,141	188	Mainly due to on-going lease payments
Short-term debt	2,507,214	1,099,489	1,407,725	Mainly due to issuance of new promissory notes and senior secured promissory notes issued to Grafiti – see MD&A section entitled “Liquidity and Capital Resources”
Convertible notes	46,294,751	40,630,756	5,663,995	Mainly due to convertible promissory notes $0.6 mil issued during the period, (see MD&A section entitled “Liquidity and Capital Resources”), interest accrued $0.7 mil, changes in fair value $4.7 mil partially offset by amount allocated to warrant bifurcated of $0.3 mil
Financial liability convertible to equity	-	3,200,000	(3,200,000)	Mainly due to conversion of Simple Agreements for Future Equity (SAFE) during the period to common shares
Current liabilities	56,306,629	51,787,601	4,519,028	Mainly due to factors explained above
Non-current portion of operating lease liabilities	175,493	235,492	(59,999)	Mainly due to on-going lease payments
Non-current portion of finance lease liabilities	178,008	177,403	605	Mainly due to on-going lease payments
Non-current Liabilities	353,501	412,895	(59,394)	Mainly due to factors explained above
TOTAL LIABILITIES	56,660,130	52,200,496	4,459,634	Mainly due to factors explained above

Common shares	5,138,751	1,938,751	3,200,000	Mainly due to common shares issue for conversion of SAFEs
Preferred shares	71,590,087	71,590,087	-
Additional paid in capital	16,933,294	16,629,612	303,682	Mainly due to equity-classified warrant issued during the year $0.3 mil
Accumulated deficit	(148,019,769)	(140,607,594)	(7,412,175)	Mainly due to operational loss during the year – see MD&A section entitled “Results of Operations”
Total Shareholders’ deficit	(54,357,637)	(50,449,144)	(3,908,493)	Mainly due to factors explained above
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	2,302,493	1,751,352	551,141	Mainly due to factors explained above

Cash Flows

The following table provides a summary of Damon’s operating, investing, and financing cash flows for the three months ended September 30, 2024 and 2023:

	Three months ended September 30,
	2024	2023
	$	$
Cash used in operating activities	(2,160,571)	(4,302,549)
Cash provided by financing activities	1,878,540	4,928,604
Net change in cash during the period	(282,031)	626,055
Cash, beginning of period	395,580	2,069,056
Cash, end of period	113,549	2,695,111

Cash Flows Used in Operating Activities

For the three months ended September 30, 2024, cash flows used in operating activities was $2.2 mil and was composed of Damon’s net loss of $7.4 mil driven by the factors discussed partially offset by net non-cash items of $5.7 mil and by net changes in non-cash working capital of $0.4 mil. Non-cash items of $5.7 mil composed mainly of $4.7 mil loss related to the change in fair value of financial liabilities, $0.8 mil accrued unpaid interest on debt, $0.2 mil for depreciation and amortization.

For the period ended September 30, 2023, cash flows used in operating activities was $4.3 mil and was composed of Damon’s loss and comprehensive loss of $5.4 mil driven by the factors discussed above and by net changes in non-cash working capital of $0.5 mil partially offset by net non-cash items of $1.6 mil. Non-cash items of $1.6 mil were mainly composed of $0.8 mil loss related to the change in fair value of financial liabilities, $0.4 mil accrued unpaid interest on debt, $0.2 mil for stock-based compensation expense, $0.2 mil for depreciation and amortization, partially off-set by $0.1 mil in unrealized foreign exchange gain. The decrease in non-cash working capital was primarily driven by decreases in trade payables and accrued liabilities of $0.5 mil, operating lease payment of $0.1 mil, partially off-set by increase in customer deposits and a decrease in prepaid and deposits.

Cash Flows from Financing Activities

Cash flows from financing activities were $1.9 mil for the three months ended September 30, 2024 and was primarily due to proceeds from issuance of convertible promissory notes of $0.6 mil, proceeds from issuance of senior secured promissory note to Grafiti of $0.6 mil and proceeds from issuance of secured promissory note and of $0.7 mil to uLoan and Rise Capital.

Cash flows from financing activities were $4.9 mil for the period ended September 30, 2023 and was primarily due to proceeds from issuance of convertible notes of $4.95 mil marginally offset by partial repayment of SR&ED loan $0.03mil.

Liquidity and Capital Resources

Liquidity

As of September 30, 2024, Damon had a cash balance of $0.1 mil ($0.4 mil as of June 30, 2024). Damon incurred loss for the year of $7.4 mil for the three months ended September 30, 2024, of which $4.7 mil loss related to the change in fair value of financial liabilities, $0.8 mil accrued unpaid interest on debt, $0.2 mil for depreciation and amortization, partially off-set by net changes in non-cash working capital of $0.4 mil. Damon’s accumulated deficit and expected future losses cast substantial doubt upon Damon’s ability to continue as a going concern. Furthermore, Damon had negative cash flows from operating activities of $2.2 mil for the three months ended September 30, 2024. These operating losses and negative cash flows were mainly the result of on-going operating costs, transaction costs incurred due to the business combination and the public listing exercise and financing cost to sustain its operation. Based on the foregoing and its growth strategy, Damon expects to continue to make significant expenditures to expand Damon’s business and develop manufacturing operations in the future. As a result, Damon may continue to incur operating losses and have negative cash flows in the short term, as it continues to execute on its growth strategy and develop manufacturing capability to produce the motorcycles to meet delivery of the motorcycles in our order book.

Damon’s primary sources of liquidity used in the funding of its operations and the execution of its growth comes from on-going fund raised in the form of issuance of convertible notes (as discussed in Section Capital Resources of this MD&A below). The Company cannot provide assurance that the Company will secure financing in a timely manner.

Capital Resources

Convertible Notes and Share Purchase Warrants issued between July 1, 2024 to September 30, 2024

During the period from July 1, 2024 to September 30, 2024, the Company issued convertible promissory notes to arms-length parties with an aggregate principal amount of $555,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date. These convertible promissory notes holders were also issued 202,820 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Convertible Notes and Share Purchase Warrants issued after September 30, 2024

From October 1, 2024 to the date of the report, the Company secured additional convertible promissory notes with aggregate value of $550,000 with a valuation cap of $125,000,000, maturing one year from issuance and interest rate of 12% per annum, payable in arrears on maturity. These convertible promissory notes holders were also issued 200,993 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Senior secured promissory note

On July 3, 2024, the Company issued additional $396,000 senior secured promissory note (“Secured Note”) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc. (“Grafiti”).

On September 25, 2024, the Company amended the senior secured promissory note dated June 26, 2024 increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, the Company drew down an additional $200,000 on the note bringing the total principal amount drew down to $1,146,000.

Secured promissory notes

On August 5 2024, the Company issued promissory note to arms-length parties with principal amount of $364,649 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA and substantially all of the assets of the Company. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On August 11, 2024, the Company issued another promissory note to arms-length parties with principal amount of $364,650 (CAD$500,000) secured against substantially all of the assets of the Company on a pari passu basis with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On October 9, 2024, the Company issued promissory note to arms-length parties and received proceeds of $200,000, which is net of set-up fee of $12,500. The note accrues interest at a rate of 12% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the business combination with Grafiti, following which Damon will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq.

SR&ED tax credit refund

On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

Off-Balance Sheet Arrangements

During the periods presented, Damon did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Commitments and Contingencies

In the normal course of business, Damon enters into contractual obligations that will require it to disburse cash over future periods.

Commitments and contingencies disclosures can be found in Note 12 of the Company’s September 30, 2024 unaudited condensed interim consolidated financial statements.

Related Party Transactions

The Company enters into related party transactions that are in the normal course of business and on an arm’s length basis. Related party disclosures can be found in Note 14 of the Company’s September 30, 2024 unaudited condensed interim consolidated financial statements.

Outstanding Share Data

As of November 12, 2024, Damon had the following issued and outstanding common shares, preferred shares, warrants and stock options:

●	13,761,506 common shares;

●	16,758,528 preferred shares;

●	6,061,918 Share Purchase Warrants issued together with Convertible Notes; and

●	Stock options to purchase 9,221,187 common shares.

New Accounting Standards Not Yet Adopted

Damon continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects Damon’s financial reporting, Damon undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that Damon’s financial statements properly reflect the change.

Details of the recent accounting pronouncements not yet adopted can be found in Note 3(d) of the Company’s September 30, 2024 unaudited condensed interim consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is not required to provide the information required by this item.